EXHIBIT 99.1

Media Contact:	Investor Relations:	Investor & Analyst Contact:
Andy Foster	Michael Bayes	Todd Waltz
(408) 213-0928	Liviakis Financial	(408) 213-0925
afoster@aemetis.com	(415) 389-4670	twaltz@aemetis.com

Aemetis To Hold Shareholder Update Call at 1:15 p.m. PDT on December 20, 2012

CUPERTINO, Calif. – December 18, 2012 – Aemetis, Inc. (OTCPK: AMTX), an advanced fuels and renewable chemical company, announced today that the company will host a business update conference call at 1:15 PM, Pacific Daylight Time on December 20, 2012.

Shareholders may submit questions to management prior to Noon Pacific Daylight Time on December 19, 2012 using the following email address:  john@liviakis.com.

Date: December 20, 2012

Time: 1:15 PM PT

Dial-in: (559) 726-1300
Access code: 166576

If you are unable to listen to the call on the 20th of December, the webcast will be archived on the Company’s website (www.aemetis.com).  The voice recording will also be available for 90 days by dialing (559) 726-1399, access code 166576.

About Aemetis

Headquartered in Cupertino, California, Aemetis is an advanced fuels and renewable chemicals company.  Aemetis owns and operates a 55 million gallon renewable fuels plant in California; and owns and operates a 50 million gallon capacity renewable chemicals and advanced fuels production facility on the east coast of India.  Aemetis operates a research and development laboratory at the Maryland Biotech Center, and holds four granted patents and ten pending patents on its Z-microbe and related technology for the production of renewable fuels and chemicals.  For additional information about Aemetis, please visit www.aemetis.com.

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